PUBLIC STORAGE, INC.
                    EXHIBIT 12 - STATEMENT RE: COMPUTATION OF
                       RATIO OF EARNINGS TO FIXED CHARGES


                                                                        For the Year Ended December 31,
                                                  --------------------------------------------------------------------------
                                                      2004           2003            2002           2001            2000
                                                  -------------   -----------    ------------   ------------    ------------
                                                                            (Amounts in thousands)
Net income...................................       $ 366,213      $ 336,653      $ 318,738       $ 324,208      $ 297,088
   Add: Minority interest in income..........          49,913         43,703         44,087          46,015         38,356
   Less: Minority interest in income which do
     not have fixed charges..................         (17,090)       (13,610)       (14,307)        (11,243)       (10,549)
                                                  -------------   -----------    ------------   ------------    ------------
Adjusted net income..........................         399,027        366,746        348,518         358,980        324,895
   Interest expense..........................             760          1,121          3,809           3,227          3,293
                                                  -------------   -----------    ------------   ------------    ------------
Total earnings available to cover fixed charges     $ 399,787      $ 367,867      $ 352,327       $ 362,207      $ 328,188
                                                  =============   ===========    ============   ============    ============
Total fixed charges - interest expense (b)...       $   4,377      $   7,131      $  10,322       $  12,219      $  13,071
                                                  =============   ===========    ============   ============    ============
Cumulative preferred stock dividends.........         157,925        146,196        148,926         117,979        100,138
Preferred partnership unit distributions.....          30,423         26,906         26,906          31,737         24,859
                                                  -------------   -----------    ------------   ------------    ------------
Total preferred distributions, prior to EITF
Topic D-42...................................         188,348        173,102        175,832         149,716        124,997
   Allocations pursuant to EITF Topic D-42...          10,787          7,120          6,888          14,835              -
                                                  -------------   -----------    ------------   ------------    ------------
Total preferred distributions, including EITF
  Topic D-42.................................       $ 199,135      $ 180,222      $ 182,720       $ 164,551      $ 124,997
                                                  =============   ===========    ============   ============    ============
Total combined fixed charges and preferred
  stock distributions, prior to EITF Topic D-42     $ 192,725      $ 180,233      $ 186,154       $ 161,935      $ 138,068
                                                  =============   ===========    ============   ============    ============
Total combined fixed charges and preferred
  stock distributions, including EITF Topic D-42    $ 203,512      $ 187,353      $ 193,042       $ 176,770      $ 138,068
                                                  =============   ===========    ============   ============    ============
Ratio of earnings to fixed charges...........           91.34x         51.59x         34.13x          29.64x         25.11x
                                                  =============   ===========    ============   ============    ============
Ratio of earnings to combined fixed charges,
  prior to EITF Topic D-42...................            2.07x          2.04x          1.89x           2.24x          2.38x
                                                  =============   ===========    ============   ============    ============
Ratio of earnings to combined fixed charges,
  including EITF Topic D-42..................            1.96x          1.96x          1.83x           2.05x          2.38x
                                                  =============   ===========    ============   ============    ============
Supplemental disclosure of Ratio of Earnings before Interest, Taxes,
Depreciation and Amortization ("EBITDA") to fixed charges:
Net Income...................................       $ 366,213      $ 336,653      $ 318,738       $ 324,208      $ 297,088
Less - Loss/(Gain) on sale of real estate....          (2,288)        (5,378)         2,541          (4,091)          (576)
Add - Our equity share of EITF Topic D-42
charges, impairment charges, and (gain)/loss on
sale of real estate assets...................          (4,544)          (187)        (3,737)              -         (3,210)
Add - Depreciation and amortization..........         184,345        188,003        181,648         168,061        148,967
Less - Depreciation allocated to minority
interests....................................          (6,046)        (6,328)        (8,087)         (7,847)        (7,138)
Add - Depreciation included in equity in
  earnings of real estate entities...........          33,720         27,753         27,078          25,096         21,825
Add - Minority interest - preferred .........          32,486         26,906         26,906          31,737         24,859
Add - Interest expense ......................             760          1,121          3,809           3,227          3,293
                                                  -------------   -----------    ------------   ------------    ------------
EBITDA available to cover fixed charges (a)..       $ 604,646      $ 568,543      $ 548,896       $ 540,391      $ 485,108
                                                  =============   ===========    ============   ============    ============
Total fixed charges - interest expense (b)...       $   4,377      $   7,131      $  10,322       $  12,219      $  13,071
                                                  =============   ===========    ============   ============    ============
Preferred stock dividends....................         157,925        146,196        148,926         117,979        100,138
Preferred partnership unit distributions.....          30,423         26,906         26,906          31,737         24,859
                                                  -------------   -----------    ------------   ------------    ------------
Total preferred distributions................         188,348        173,102        175,832         149,716        124,997
   Allocations pursuant to EITF Topic D-42...          10,787          7,120          6,888          14,835              -
                                                  -------------   -----------    ------------   ------------    ------------
Total preferred distributions, including EITF
  Topic D-42.................................       $ 199,135      $ 180,222      $ 182,720       $ 164,551      $ 124,997
                                                  =============   ===========    ============   ============    ============
Total combined fixed charges and preferred
  stock distributions, prior to EITF Topic D-42     $ 192,725      $ 180,233      $ 186,154       $ 161,935      $ 138,068
                                                  =============   ===========    ============   ============    ============
Total combined fixed charges and preferred
  stock distributions, including EITF Topic D-42    $ 203,512      $ 187,353      $ 193,042       $ 176,770      $ 138,068
                                                  =============   ===========    ============   ============    ============
Ratio of EBITDA to fixed charges.............          138.14x         79.73x         53.18x          44.23x         37.11x
                                                  =============   ===========    ============   ============    ============
Ratio of EBITDA to combined fixed charges and
  preferred stock distributions, prior to EITF
  Topic D-42.................................            3.14x          3.15x          2.95x           3.34x          3.51x
                                                  =============   ===========    ============   ============    ============

                                   Exhibit 12

                              PUBLIC STORAGE, INC.
                    EXHIBIT 12 - STATEMENT RE: COMPUTATION OF
                       RATIO OF EARNINGS TO FIXED CHARGES


                                                                        For the Year Ended December 31,
                                                  --------------------------------------------------------------------------
                                                      2004           2003            2002           2001            2000
                                                  -------------   -----------    ------------   ------------    ------------
                                                                            (Amounts in thousands)


Ratio of EBITDA to combined fixed charges and
  preferred stock distributions, including EITF
  Topic D-42.................................            2.97x          3.03x          2.84x           3.06x          3.51x
                                                  =============   ===========    ============   ============    ============


(a) EBITDA represents earnings prior to interest, taxes, depreciation, amortization, and gains on sale of real estate assets. This supplemental disclosure of EBITDA is included because financial analysts and other members of the investment community consider coverage ratios for real estate companies on a pre-depreciation basis.

(b) "Total fixed charges - interest expense" includes interest expense plus capitalized interest.

                                   Exhibit 12